EX-23.1
                            CONSENT OF ACCOUNTANTS


                           Michael Johnson & Co., LLC
                          Certified Public Accountants
                       9175 East Kenyon Avenue, Suite 100
                            Denver, Colorado 80237
                                (303) 796-0099


September 13, 2002


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  World-Am Communications, Inc. - Form S-8

To Whom It May Concern:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 10, 2002 in World-Am Communications, Inc.'s Form 10-KSB for the fiscal year ended December 31, 2001, and to all references to our firm included in this Registration Statement.

Sincerely,


/s/  Michael Johnson & Co., LLC
Michael Johnson & Co., LLC